EXHIBIT 10.4

FORM OF STATEMENT OF CONFIDENTIALITY, NON-DISCLOSURE

AND NON-COMPETE AGREEMENT BETWEEN ALCIS-CA AND

OUR EMPLOYEES, CONSULTANTS AND OTHER THIRD-PARTY CONTRACTORS

ALCiS HEALTH, INC.

CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENT

As an employee of ALCiS Health, Inc, its subsidiary or its affiliate (together, the “Company”), and in consideration of the compensation now and hereafter paid to me, I, the undersigned, agree to the following:

1. Maintaining Confidential Information

a. Company Information. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

b. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

c. Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company’s agreement with such third party) without the express written authorization of the Board of Directors of the Company.

2. Retaining and Assigning Inventions and Original Works

a. Inventions and Original Works Retained by Me. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company’s proposed business and products, and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such inventions.

b. Inventions and Original Works Assigned to the Company. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company. I recognize, however, that Section 2870 of the California Labor Code (as set forth in Exhibit B attached hereto) exempts from this provision any invention as to which I can prove the following:

(i) It was developed entirely on my own time; and

(ii) No equipment, supplies, facilities or trade secrets of the Company were used in its development; and

(iii) It either

(aa) does not relate, at the time the invention was conceived or reduced to practice, to the Company’s business or to the Company’s actual or demonstrably anticipated research and development; or

(bb) does not result from any work performed by me for the Company.

I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USCA, Section 101).

c. Maintenance of Records. I agree to keep and maintain adequate and current written records of all inventions and original works of authorship made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

d. Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

e. Obtaining Letters Patent and Copyright Registrations. I agree that my obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate for time actually spent by me at the Company’s request on such assistance. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents or copyrights, resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company.

f. Exception to Assignments. I understand that the provisions of this Agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit B. I will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that I believe meet the criteria in Subparagraphs 2b(i), (ii), and (iii) above; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code.

3. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

4. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

5. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

6. General Provisions

a. Governing Law. This Agreement will be governed by the laws of the State of California.

b. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

c. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

d. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:

Name:

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

Name of Employee:

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

ALCiS HEALTH, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to ALCiS Health, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Inventions Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Confidential Information and Inventions Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

Date:

Name:

Nondisclosure and Non-Circumvention Agreement

THIS AGREEMENT is made this      day of             , 2006 (the “Effective Date”), by and between ALCIS HEALTH, INC. (“Company”) and                                                                                        (“Recipient”).

The undersigned intend to engage in discussions concerning the Company’s actual or proposed technology, technology acquisitions (including but not limited to acquisition of patented anti-inflammatory and liposomal delivery system technologies), designs, concepts, innovations, products and/or services of Company and plans, studies or projections with respect thereto, all of which are non-public and unannounced, relating to the Company’s current and planned products (hereinafter collectively referred to as the “Company Business”);

Whereas Recipient desires to obtain certain information for the sole purpose of entering into a business or investment relationship with the Company, understanding that the Contact Sources are important and valuable to the Company’s current and future business ventures, and whereas Recipient has no intent to partner with such Contact Sources in a manner which is not in Company’s best interests;

Whereas, because such discussions may require disclosure of information considered confidential and proprietary by Company, including the identity of the current owner of the patented anti-inflammatory and liposomal delivery system technologies, and because Company will participate in such discussions only upon the understanding set forth herein, Recipient agrees with Company that Recipient will maintain the secrecy of such information as set forth below;

For good and valuable consideration, which is hereby acknowledged as received, the parties agree as follows:

(1) For the purposes of establishing and enforcing this Agreement, the parties do hereby agree upon the following definitions as used herein:

“Representative Relationship” shall be interpreted to mean any agent, licensee, employment or independent contractor relationship entered into for the purpose of providing or receiving funds, license rights, technology, products and/or services from or to the Contact Source.

“Contact Source” shall be interpreted to mean any person, partnership, corporation or other legal entity, including but not limited to those persons, partnerships, corporations or other legal entities with whom Company has a current working relationship.

(2) For each Contact Source disclosed by Company, the term (“Term”) of this Agreement shall commence on the Effective Date and continue until three (3) years after the date Company’s contractual relationship with such Contact Source terminates. The Term for any Contact Source shall extend to and continue during any Company/Contact Source contract renewal periods. During the Term, Recipient does hereby agree that neither Recipient nor Recipient’s employees, agents, consultants, corporations, divisions, subsidiaries or partnerships or any other person, group or entity associated with Recipient, will make contact with, attempt to deal with or enter into (i) any competitive contract with such Contact Source, (ii) any contract or relationship with such Contact Source which is harmful to Company’s interests or (iii) any Representative Relationship with any Contact Source introduced to Recipient by agents or principals of Company, without Company’s prior written consent to such contract or relationship, which may be withheld in Company’s reasonable discretion.

(3) Recipient does hereby agree to keep confidential and not to disclose the name, address, telephone, and fax number(s) of any Contact Source introduced to Recipient by agents or principals of Company, as well as any other confidential information that Recipient receives during the Term. Recipient does further agree and acknowledge that such information, including the identity and means of contact of any Contact Source introduced to Recipient by agents or principals of Company, is the proprietary information, trade secret and property of Company and shall so remain for the Term. Upon termination of discussions or upon the written request of Company, Recipient will return forthwith all written or descriptive matter of every kind including but not limited to models, prototypes, notes, documents, etc. which contain such Confidential Information. Recipient agrees to hold each item of Confidential Information received in confidence until three (3) years after the expiration or termination of this Agreement.

(4) “Confidential Information”, as used herein, shall mean all information, noted as “Confidential” as set forth below, which is disclosed or otherwise provided by Company, or any representations thereof which relates to or refers to Company information, business strategy, and technology. Confidential Information shall not include such information:

a.	which was in the public domain prior to any such disclosure by Company;

b.	which, after disclosure by Company, comes into the public domain through no fault of the Recipient;

c.	which is disclosed to Recipient by a third party lawfully and with a legitimate right to disclose; or

d.	which was in the legitimate possession of Recipient prior to such disclosure as evidenced by Recipient’s written records.

Recipient will hold all Confidential Information in trust and confidence; and will not at any time, without the prior written consent of Company, disclose Confidential Information to any person other than an employee of Recipient who is bound to maintain the confidentiality of such Confidential Information and who has an actual need to know such Confidential Information in order to advance the purposes of this Agreement and the discussions pursuant hereto; and, will not use or employ any Confidential Information in connection with any business or commercial activity which is separate from or does not involve Company. Notwithstanding the definition of Company Information, and notwithstanding the public filing status of the anti-inflammatory and liposomal delivery system patents, Recipient will not discuss the anti-inflammatory and liposomal delivery system patents or their availability for acquisition with any party other than the Company for a period of 3 years from execution of this agreement.

(5) In the event that any litigation is commenced between the Recipient and Company relative to this Agreement or the rights and duties of the Recipient or Company under this Agreement, the prevailing party in any such litigation shall be entitled, in addition to such relief as may be granted, to the actual sum expended for attorneys’ fees and court costs as determined by the court in such litigation. Should any part or provision of this Agreement be deemed invalid or unenforceable, it is the intention of the parties hereto that the remaining portions of the Agreement shall remain in full force and effect. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, assignees, agents and principals of the parties hereto. This Agreement shall not be modified or amended except in writing and signed by the parties hereto and specifically referring to this Agreement. This Agreement shall be construed under the laws of California, United States of America and any dispute arising out of this Agreement shall be adjudicated in a court in the State of California, United States of America.

IN WITNESS WHEREOF, this Agreement is executed in the City of San Jose, County of Santa Clara, pursuant to the Laws of the State of California on the date first hereinabove written.

ALCIS HEALTH, INC.	Recipient:
560 S. Winchester Blvd., Fifth Floor, San Jose, CA 95120

Signature _____________________________________	Signature ____________________________________

Name ________________________________________	Name _______________________________________
Title _________________________________________	Title ________________________________________

Date: , 2006	, 2006